EXHIBIT 1.1




                  VAN KAMPEN UNIT TRUSTS, MUNICIPAL SERIES 573
                                 TRUST AGREEMENT

                             Dated: August 16, 2005

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, Standard & Poor's Securities Evaluations, Inc., as Evaluator, and Van Kampen Asset Management, as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios Municipal Series, Effective for Unit Investment Trusts Established On and After May 3, 2001 (Including Van Kampen Focus Portfolios, Municipal Series 347 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Bonds listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information-General Information_Number of Units" in the Prospectus Part I for such Trust.

          3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information--Number of Units" in the Prospectus Part I for such Trust.

          4. The term "First Settlement Date" shall mean the date set forth in footnote 2 under "Summary of Essential Financial Information" in the Prospectus
Part I for a Trust.

          5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for a Trust.

          6. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for a Trust.

          7. The term "Semi-Annual Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for a Trust.

          8. The term "Semi-Annual Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for a Trust.

          9. The Trustee's annual compensation as set forth under Section 7.04, for each distribution plan shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus Part I for a Trust.

         10. With respect to an Investment Grade Municipal Trust and a California Investment Grade Trust only, Section 3.14(b) shall be replaced in its entirety with the following:

                  "(b) Each Replacement Bond shall be rated at least "BBB-" or better by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or "Baa3" or better by Moody's Investors Service, Inc. or comparably rated by any other nationally recognized credit rating service rating debt obligations which shall be designated by the Depositor and shall be satisfactory to the Trustee."

         11. The term "Evaluator" shall mean Standard & Poor's Securities Evaluations, Inc. and its successors in interest, or any successor evaluator appointed as provided in the Standard Terms and Conditions of Trust.

         12. The term "Supervisor" shall mean Van Kampen Asset Management and its successors in interest or any successor supervisor appointed as provided in the Standard Terms and Conditions of Trust.

         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.

                              VAN KAMPEN FUNDS INC.


                             By /s/ JOHN F. TIERNEY
                   -------------------------------------------
                               Executive Director


                           VAN KAMPEN ASSET MANAGEMENT

                             By /s/ JOHN F. TIERNEY
                   -------------------------------------------
                               Executive Director



                 STANDARD & POOR'S SECURITIES EVALUATIONS, INC.


                             By /s/ JAMES R. RIEGER
                      ------------------------------------
                                 Vice President


                              THE BANK OF NEW YORK

                             By /s/ PATRICK GRIFFIN
                      -------------------------------------
                                 Vice President






                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                  VAN KAMPEN UNIT TRUSTS, MUNICIPAL SERIES 573

     [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus Part I for each Trust.]